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                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): January 13, 2003
                                                 --------------------



                               AUTO-GRAPHICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





          California                0-4431               95-2105641
----------------------------    --------------    -------------------------
(State or Other Jurisdiction     (Commission         (I.R.S. Employer
      of Incorporation)          File Number)      Identification Number)





 3201 Temple Avenue, Pomona, California                   91768-3200
----------------------------------------          -------------------------
(Address of Principal Executive Offices)                  (Zip Code)




 Registrant's telephone number: (909) 595-7204
                               ----------------



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                                  FORM 8-K



ITEM 4.   Changes in Registrant's Certifying Accountant

On January 13, 2003, Auto-Graphics, Inc. (the "Company") dismissed BDO Seidman LLP ("BDO") as the Company's principal accountant and the Company has engaged the services of Singer Lewak Greenbaum & Goldstein LLP ("SLGG") as its principal accountant to audit the Company's consolidated balance sheet as of December 31, 2002 and the related statements of operations, stockholder's equity, and cash flows for the fiscal year ending December 31, 2002.

A. Pursuant to Item 304(a)(1) of Regulation S-K, the Company reports the following specific information:

(i) On January 13, 2003, the Company notified BDO that BDO would not be engaged to audit the Company's consolidated balance sheet as of December 31, 2002 and the related statements of operations, stockholder's equity, and cash flows for the fiscal year ending December 31, 2002 and was being dismissed as the Company's principal accountant.

(ii) The reports of BDO on the Company's financial statements for each of the past two years were unqualified and contained no adverse opinion or disclaimer of opinion and no report was qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change principal accountants and the engagement of SLGG was recommended and approved by the Company's Audit Committee and Board of Directors.

(iv) There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, between the Company and BDO during the Company's two most recent fiscal years or for the subsequent period through the date of termination.

(v) No event requiring disclosure under Item 304(a)(1)(v) of Regulation S-K has occurred during the Company's two most recent fiscal years and for the subsequent period through the date of termination.

B. No event requiring disclosure under Item 304(a)(2) of Regulation S-K has occurred.

C. In accordance with the requirements of Item 304(a)(3) of Regulation S-K, BDO has been provided with a copy of the foregoing disclosures and the Company has requested that BDO provide a letter addressed to the Securities and Exchange Commission required by said item and said letter dated January 13, 2003, is attached as an exhibit hereto.

Prior to the engagement of SLGG, the Company did not consult with SLGG or any firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with SLGG regarding the type of audit opinion which might be rendered on the Company's financial statements and no written or oral report was provided by SLGG.


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                                   FORM 8-K



The Company has provided SLGG with a copy of the disclosures contained herein and SLGG has indicated that no letter will be provided containing any new information, clarification of the Company's expression of its views, or the respects in which SLGG does not agree with the statements made by the Company in response to Item 304(a). No other event requiring disclosure under Item 304(a)(2) of Regulation S-K has occurred.


ITEM 7.   Exhibits

Letter to the Securities and Exchange Commission from the Company's former independent auditors, BDO Seidman LLP, dated January 13, 2003 regarding its concurrence with statements made by the Company in this report on Form 8-K provided pursuant to Item 304(a)(3) of Regulation S-K. (See Exhibit A)



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                                  FORM 8-K


                                 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AUTO-GRAPHICS, INC.
                                      (Registrant)



Date:  January 17, 2003            By: /s/ Robert S. Cope
     --------------------          -------------------------------------
                                   Robert S. Cope
                                   President



Date:  January 17, 2003            By: /s/ Daniel E. Luebben
     --------------------          --------------------------------------
                                   Daniel E. Luebben
                                   Chief Financial Officer and Secretary